EXHIBIT 10.13


Translation from Agreement
Written in Arabic.



                            EGYPTIAN ARAB LAND BANK
                                  Irbid Branch


                                                          Reference Number: 1038

Prosperity Textiles, Ltd.

Subject: Import Line of Credit


Greetings:

With reference to the above subject, and on the basis of the meeting held on July 19, 2001 by and between the Egyptian Arab Land Bank administrative board and the Prosperity Textiles Ltd. board of directors with respect to the possibility of granting the Company a line of Credit on the strength of its import letters of credit.

We are pleased to inform you that the Administrative Board has agreed to grant you an import line of credit in the amount of two (2) million Jordan dinars as follows:

      o  50% pre-shipment financing of import letters of credit received by us;

      o 80% post-shipment financing of the total value of shipping documents presented to us;

      o Debiting of 11% interest on transactions financed from the Bank's own financial resources, plus 1% commission; and

      o Debiting 6% on transactions financed pursuant to the Export Incentive Credit Act (Central Bank). The said line of credit shall be secured by:

         o   Endorsement in favor of the bank of all import letters of credit;
             and

         o   Approval by the Prosperity Board of Directors.



Respectively,


Egyptian Arab Land Bank
[signature]